Exhibit 10.12

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made and entered into this [—] day of [—], 2013, by and between Bravo Brio Restaurant Group, Inc., an Ohio corporation (the “Company,” which term shall include, where appropriate, any Entity (as hereinafter defined) controlled directly or indirectly by the Company), and [—] (the “Indemnitee”).

WHEREAS, it is essential to the Company that it be able to retain and attract as directors and officers the most capable persons available;

WHEREAS, increased corporate litigation has subjected directors and officers to litigation risks and expenses, and the limitations on the availability of directors and officers liability insurance have made it increasingly difficult for the Company to attract and retain such persons;

WHEREAS, the Company’s Second Amended and Restated Articles of Incorporation and Second Amended and Restated Regulations (the “Articles” and the “Regulations,” respectively), provide that the Company shall indemnify its directors and officers to the fullest extent permitted by law and permit it to make other indemnification arrangements and agreements;

WHEREAS, the Company desires to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of the Articles or Regulations or any change in the ownership of the Company or the composition of its Board of Directors);

WHEREAS, the Company intends that this Agreement provide Indemnitee with greater protection than that which is provided by the Articles and Regulations; and

WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in becoming or continuing as a director and/or officer of the Company.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1. Definitions.

(a) “Corporate Status” describes the status of a person who is serving or has served (i) as a director and/or officer of the Company, (ii) in any capacity with respect to any employee benefit plan of the Company or (at the request of the Company) any employee benefit plan of any other Entity, or (iii) as a director and/or officer of any other Entity at the request of the Company. For purposes of subsections (ii) and (iii) of this Section 1(a), if Indemnitee is serving or has served as a director and/or officer of a Subsidiary, or in any capacity with respect to any employee benefit plan of a Subsidiary, Indemnitee shall be deemed to be serving at the request of the Company. If Indemnitee is an employee of the Company, Corporate Status shall not include actions taken by Indemnitee in any capacity other than as a director, as an officer or as a representative of any employee benefit plan.

(b) “Entity” shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.

(c) “Expenses” shall mean all fees, costs and expenses incurred by Indemnitee in connection with any Proceeding (as defined below), including, without limitation, attorneys’ fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Sections 11 and 12(c) of this Agreement), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other disbursements and expenses.

(d) “Indemnifiable Expenses,” “Indemnifiable Liabilities” and “Indemnifiable Amounts” shall have the meanings ascribed to those terms in Section 3(a) below.

(e) “Liabilities” shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

(f) “Proceeding” shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 11 of this Agreement to enforce Indemnitee’s rights hereunder.

(g) “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other Entity of which the Company owns (either directly or through or together with another Subsidiary of the Company) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other Entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other Entity.

2. Services of Indemnitee. In consideration of the Company’s covenants and commitments hereunder, Indemnitee agrees to serve or continue to serve as a director and/or officer of the Company. However, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

3. Agreement to Indemnify. The Company agrees to indemnify Indemnitee as follows:

(a) Proceedings Other Than by or in the Right of the Company. Subject to the exceptions contained in Section 4 below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company against all Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”).

(b) Proceedings by or in the Right of the Company. Subject to the exceptions contained in Section 4 below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses.

(c) Conclusive Presumption Regarding Standard of Care. In making any determination required to be made under Ohio law with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee submitted a request therefor in accordance with Section 5 of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption by clear and convincing evidence.

4. Exceptions to Indemnification. Subject to Section 20 below, Indemnitee shall be entitled to indemnification under Sections 3(a) and 3(b) above in all circumstances and with respect to each and every specific claim, issue or matter involved in the Proceeding out of which Indemnitee’s claim for indemnification has arisen, except as follows:

(a) the Company shall not indemnify an Indemnitee (i) by reason of such Indemnitee’s Corporate Status in respect of any claim, issue or matter asserted in a Proceeding by or in the right of the Company as to which the Indemnitee shall have been adjudged to be liable to the Company for an act or omission undertaken by such Indemnitee in such capacity with deliberate intent to cause injury to the Company or with reckless disregard for the best interests of the Company or (ii) in any Proceeding by or in the right of the Company in which the only liability is asserted pursuant to Section 1701.95 of the Ohio Revised Code against the Indemnitee, unless and only to the extent that the court of common pleas in the county in Ohio in which the principal office of the Company is located or the court in which a Proceeding is brought (each, a “Designated Court”) shall determine, upon application of either the Indemnitee or the Company, that, despite the adjudication or assertion of such liability, and in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to such indemnity as the Designated Court shall deem proper. In the event of any such determination by the Designated Court, the Company shall timely pay any indemnification determined by the Designated Court to be proper as contemplated by this Section 4(a);

(b) a determination is made that such indemnification shall be denied or limited because (i) the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, the Indemnitee had reasonable cause to believe that such Indemnitee’s conduct was unlawful, or (ii) the Indemnitee did not actually or reasonably incur an Indemnifiable Amount; or

(c) it has been finally adjudicated by a court of competent jurisdiction that Indemnitee is liable to the Company for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder.

(d) Insurance Proceeds. To the extent payment is actually made to the Indemnitee under a valid and collectible insurance policy maintained at the expense of the Company in respect of Indemnifiable Amounts in connection with such specific claim, issue or matter, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder except in respect of any excess of such Indemnifiable Amounts beyond the amount of payment under such insurance.

5. Procedure for Payment of Indemnifiable Amounts. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 3 of this Agreement and the basis for the claim. The Company shall pay such Indemnifiable Amounts to Indemnitee promptly, but in no event later than ten (10) calendar days after receipt of such request. At the request of the Company, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder.

6. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, by reason of settlement, judgment, order or otherwise, shall be deemed to be a successful result as to such claim, issue or matter.

7. Effect of Certain Resolutions. Neither the settlement nor termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create a presumption that Indemnitee is not entitled to indemnification hereunder.

8. Agreement to Advance Expenses; Undertaking. The Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding, including a

Proceeding by or in the right of the Company, in which Indemnitee is involved by reason of such Indemnitee’s Corporate Status within thirty (30) days after the receipt by the Company of a written statement from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee in connection with the defense of the Proceeding and shall include or be accompanied by a written undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company in respect of such Expense. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.

9. Procedure for Advance Payment of Expenses. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Expenses for which Indemnitee seeks an advancement under Section 8 of this Agreement, together with documentation reasonably evidencing that Indemnitee has incurred such Indemnifiable Expenses.

10. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

11. Remedies of Indemnitee.

(a) Right to Petition Court. If (A) a claim for indemnification under Sections 3 and 5 above is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company or (B) a claim for advancement of Expenses under Sections 8 and 9 above is not paid in full by the Company within thirty (30) days after a written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall be entitled to be indemnified for all the Expenses actually and reasonably incurred by the Indemnitee in prosecuting such claim in enforcing the Indemnitee’s rights under this Agreement.

(b) Burden of Proof. In any judicial proceeding brought under Section 11(a) above, the Company shall have the burden of proving that Indemnitee is not entitled to payment of Indemnifiable Amounts hereunder.

(c) Expenses. The Company agrees to reimburse Indemnitee in full for any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 11(a) above, or in connection with any claim or counterclaim brought by the Company in connection therewith, whether or not Indemnitee is successful in whole or in part in connection with any such action, except to the extent that it has been finally adjudicated by a court of competent jurisdiction that such reimbursement would be unlawful.

(d) Failure to Act Not a Defense. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or shareholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 11(a) above, and shall not create a presumption that such payment or advancement is not permissible.

12. Defense of the Underlying Proceeding.

(a) Notice by Indemnitee. Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding which may result in the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to receive payments of Indemnifiable Amounts or advancements of Indemnifiable Expenses unless the Company’s ability to defend in such Proceeding is materially and adversely prejudiced thereby.

(b) Defense by Company. Subject to the provisions of the last sentence of this Section 12(b) and of Section 12(c) below, the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to the payment of Indemnifiable Amounts hereunder; provided, however, that the Company shall notify Indemnitee of any such decision to defend within ten (10) calendar days of receipt of notice of any such Proceeding under Section 12(a) above. The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee. This Section 12(b) shall not apply to a Proceeding brought by Indemnitee under Section 11(a) above or pursuant to Section 21 below.

(c) Indemnitee’s Right to Counsel. Notwithstanding the provisions of Section 12(b) above, in any Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, at the Indemnittee’s option Indemnitee shall have the right to retain counsel of Indemnitee’s choice, at the expense of the Company, to represent Indemnitee in connection with any such matter and the Expenses incurred by Indemnitee in any such matter shall constitute Indemnifiable Expenses.

13. Representations and Warranties of the Company. The Company hereby represents and warrants to Indemnitee as follows:

(a) Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

(b) Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

14. Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with a reputable insurance company providing the Indemnitee with coverage for losses from wrongful acts. For so long as Indemnitee shall have Corporate Status, Indemnitee shall be named as an insured in all policies of director and officer liability insurance in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s officers and directors. If, at the time of the receipt of a notice of a claim pursuant to the terms of this Agreement, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, or if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit.

15. Contract Rights Not Exclusive. The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Articles or Regulations, or any other agreement, vote of shareholders or directors (or a committee of directors), or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity as a result of Indemnitee’s serving as a director of the Company.

16. Successors. This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.

17. Contribution.

(a) Whether or not the indemnification provided in this Agreement is available, in respect of any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses and Liabilities paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company (other than Indemnitee) who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Liabilities and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

18. Change in Law. To the extent that a change in Ohio law (whether by statute or judicial decision) or the Company’s Articles of Incorporation shall permit broader indemnification or advancement of expenses than is provided under the terms of the Company’s Regulations and this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent.

19. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

20. Indemnitee as Plaintiff. Except as provided in Section 11(c) of this Agreement and in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to any Proceeding brought by Indemnitee against the Company, any Entity which it controls, any director or officer thereof, or any third party, unless the Board of Directors of the Company has consented to or ratified the initiation of such Proceeding or the Company provides indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law. This Section shall not apply to counterclaims or affirmative defenses asserted by Indemnitee in an action brought against Indemnitee.

21. Modifications and Waivers; Counterparts. Except as provided in Section 18 above with respect to changes in Ohio law which broaden the right of Indemnitee to be indemnified by the Company or to receive advancements, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22. General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged during normal business hours, and if not, the next business day after transmission, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(i)	If to Indemnitee, to:

[—]

(ii)	If to the Company, to:

Bravo Brio Restaurant Group, Inc.
777 Goodale Boulevard, Suite 100
Columbus, Ohio 43212
Attn: James J. O’Connor
Facsimile: (614) 326-7943

or to such other address as may have been furnished in the same manner by any party to the others.

23. Governing Law; Consent to Jurisdiction; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to its rules of conflict of laws. Each of the Company and the Indemnitee hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of any Designated Court for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in any Designated Court and agrees not to plead or claim in any Designated Court that such litigation brought therein has been brought in an inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Ohio, to appoint and maintain an agent in the State of Ohio as such party’s agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Ohio. For purposes of implementing the parties’ agreement to appoint and maintain an agent for service of process in the State of Ohio, the Indemnitee hereby appoints [    ], as such agent and each such party hereby agrees to complete all actions necessary for such appointment.

24. Joinders. Subsidiaries of the Company may from time to time join this Agreement by signing below. The Company and all Subsidiaries that have joined this Agreement shall be jointly and severally liable for all obligations of the Company under this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the day and year first above written.

BRAVO BRIO RESTAURANT GROUP, INC.

By:
Name:	James J. O’Connor
Title:	Chief Financial Officer

INDEMNITEE

Name:

[Signature Page to Indemnification Agreement]

JOINDERS

The undersigned hereby join in the obligations of Bravo Brio Restaurant Group, Inc. under this Indemnification Agreement as provided in Section 24 above on this             day of             , 20[    ].

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[Signature Page to Indemnification Agreement]